EXHIBIT 10.14

SemManagement LLC

RETENTION AWARD AGREEMENT

THIS RETENTION AWARD AGREEMENT (this “Agreement”) is made effective as of                     , 2010 (the “Date of Grant”) by and among SemGroup Corporation, a Delaware corporation (“SemGroup”), SemManagement LLC, a Delaware limited liability company (the “Company”), and                      (the “Employee”).

R E C I T A L S:

WHEREAS, SemGroup, the Company’s parent, has adopted the SemGroup Corporation Equity Incentive Plan (the “Plan”), which Plan, as it may be amended from time to time, is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Plan; and

WHEREAS, the Company has recently emerged from bankruptcy with new management and a new and changing ownership structure at a time of general economic uncertainty; and

WHEREAS, the various changes in the Company and economic uncertainties have resulted in the departure of key employees and the consideration by other key employees of employment opportunities outside the Company; and

WHEREAS, the Company believes that it is in the best interests of the Company, its affiliates and SemGroup stockholders to provide the Employee with an incentive to continue his or her employment with the Company and to motivate the Employee to maximize the value of the Company and its affiliates for SemGroup stockholders; and

WHEREAS, SemGroup and the Company have determined that it would be in the best interests of SemGroup, the Company, its affiliates and SemGroup stockholders to grant the Retention Award described below pursuant to the Plan in accordance with the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Retention Award. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Employee a Retention Award (“the Award”) of $                    , which shall vest and be payable in accordance with Section 2 hereof.

2. Vesting and Payment of Award.

(a) Vesting Schedule. Subject to the Employee’s continued Service through the vesting date, the Award shall fully vest on that date which is 18 months following the Date of Grant.

(b) Termination Due to Death. If the Employee’s Service terminates due to the Employee’s death prior to payment of the Award, the Award shall vest on the Employee’s date of death.

(c) Involuntary Termination of Service Other Than for Cause. If the Employee’s Service is involuntarily terminated for any reason other than for Cause, the Award shall vest upon such termination. For this purpose, “Cause” shall mean, with respect to the Employee, one or more of the following: (i) the plea of guilty or nolo contendere to, or conviction of, the commission of a felony offense (ii) any act of willful fraud, dishonesty or moral turpitude that causes a material harm to SemGroup, the Company or any Subsidiary or Affiliate, (iii) gross negligence or gross misconduct with respect to SemGroup, the Company or any Subsidiary or Affiliate, (iv) willful and deliberate failure to perform his or her employment duties in any material respect, or (v) breach of a material written employment policy of SemGroup, the Company or any Subsidiary or Affiliate, provided, however, that in the case of an Employee who has an employment agreement with SemGroup, the Company or any Subsidiary or Affiliate in which “Cause” is defined, “Cause” shall be determined in accordance with such definition.

(d) Other Termination of Service. If the Employee’s Service terminates prior to payment of the Award for any reason other than as described in Section 2(b) or Section 2(c) above, then the Award shall be forfeited by the Employee without any consideration.

(e) Payment of Award. The Award, net of amounts withheld pursuant to this subsection and Section 7 below, shall be paid upon vesting to the Employee or the Employee’s beneficiary or legal representative in cash or Shares, at the discretion of the Company, within 74 days following vesting, Shares that become payable under this Agreement will be paid either (i) by book entry in the stock records of the SemGroup recording ownership by the Employee or the Employee’s beneficiary of, or (ii) by the delivery to the Employee, or the Employee’s beneficiary or legal representative, of one or more certificates (or other indicia of ownership) representing, Shares equal in number to the dollar amount of the Award divided by the Fair Market Value of a Share at the close of business on the day the Award vests, less the number of Shares having a Fair Market Value, as of the date the withholding tax obligation arises, equal to the minimum statutory withholding requirements. No fractional shares will be issued, but shall instead be paid out in equivalent cash value.

3. No Right to Continued Service. The granting of the Award evidenced hereby and this Agreement shall impose no obligation on SemGroup, the Company or any Affiliate or Subsidiary to continue the Service of the Employee and shall not lessen or affect any right that SemGroup, the Company or any Affiliate or Subsidiary may have to terminate the Service of such Employee.

4. Certificates. In the event the Award is paid in Shares, a certificate or certificates representing Shares shall be issued by SemGroup and shall be registered in the name of the Employee on the stock transfer books of SemGroup promptly following issuance. Each certificate representing the Shares shall bear such legends as SemGroup deems advisable pursuant to Section 6 below.

5. Rights as a Stockholder. The Employee shall have none of the rights of a Stockholder of SemGroup unless and until Shares are issued.

6. Securities Laws; Legend on Certificates. The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which SemGroup’s securities may then be traded. If SemGroup deems it necessary to ensure that the issuance of Shares under the Plan is not required to be registered under any applicable securities laws, each Employee to whom such Shares would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as SemGroup may request which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. Withholding. The Employee agrees that (a) he or she will pay to the Company or any applicable Affiliate or Subsidiary, as the case may be, or make arrangements satisfactory to the Company or such Affiliate or Subsidiary regarding the payment of any foreign, federal, state, or local taxes of any kind required by law to be withheld by the Company or such Affiliate or Subsidiary with respect to the Award, and (b) the Company, or such Affiliate or Subsidiary, shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Employee any foreign, federal, state, or local taxes of any kind required by law to be withheld with respect to any Shares issued.

8. Notices. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service (or in the case of a non-U.S. Employee, the foreign postal service of the country in which the Employee resides), by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to SemGroup or the Company, Attention: General Counsel, at the Company’s principal executive office and to the Employee at the address that he or she most recently provided to the Company.

9. Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

10. Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

11. Employee Undertaking. The Employee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Employee or the Shares pursuant to this Agreement.

12. Designation of Beneficiary. An Employee’s beneficiary for receipt of any payment made under this Agreement in the event of the Employee’s death shall be the person(s) designated as the Employee’s beneficiary(ies) for life insurance benefits under the Company’s fully Company-paid life insurance benefits plan unless the Employee designates a different beneficiary on a form prescribed by the Company. If no beneficiary is designated, upon the death of the Employee, payment shall be made to the Employee’s estate.

13. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, SemGroup, the Company and their respective successors and assigns and upon the Employee, the Employee’s assigns and the legal representatives, heirs and legatees of the Employee’s estate, whether or not any such person shall have become a party to this Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

14. Choice of Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER

IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

15. Shares Subject to Plan. By entering into this Agreement the Employee agrees and acknowledges that the Employee has received and read a copy of the Plan. Shares, if any, issued pursuant to this Agreement are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Employee has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan and this Agreement.

16. Amendment. SemGroup and the Company may amend or alter this Agreement and the Award granted hereunder at any time; provided, that, subject to Article 11 and Article 12 of the Plan, no such amendment or alteration shall be made without the consent of the Employee if such action would materially diminish any of the rights of the Employee under this Agreement or with respect to the Award.

17. No Section 83(b) Election. The Employee agrees not to make an election with the Internal Revenue Service under Section 83(b) of the Code with respect to the Shares.

18. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

19. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

20. No Guarantees Regarding Tax Treatment. Employees (or their beneficiaries) shall be responsible for all taxes with respect to the Shares. Neither SemGroup nor the Company makes any guarantees regarding the tax treatment of the Shares. Neither SemGroup nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or Section 457A of the Code or otherwise and none of SemGroup, the Company, any Affiliate or Subsidiary, or any of their respective employees or representatives shall have any liability to an Employee with respect thereto.

21. Confidentiality. By signing this Agreement, the Employee agrees that he or she will not disclose its terms or the Employee’s participation in the Company’s retention program to any person or entity at any time unless ordered to do so by a court of competent jurisdiction or otherwise as required by law. This Section 21 is in addition to and does not supersede any other confidentiality agreement the Employee has signed or to which the Employee is otherwise a party or any confidentiality policy to which Employee is subject as an employee of the Company. This Section 21 survives Employee’s termination of employment and the termination of this Agreement. If the Employee violates this Section 21, Employee will forfeit any and all right to an Award and, if any Award has previously been paid to the Employee, the Employee shall be obligated to return the full amount or value of such Award to the Company together with any earnings thereon. Further, if such violation occurs during Employee’s employment by the Company, the Company reserves the right to terminate the Employee’s employment and to treat such termination as a termination for Cause under this Agreement as well as under any other agreement or plan of the Company.

22. Compliance with Section 409A. The Company intends that the Award be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the granting, vesting or payment of the Award. In the event the Award is subject to Section 409A, the Company may, in its sole discretion, take the actions described in Section 11.1 of the Plan. Notwithstanding any contrary provision in the Plan or this Agreement, any payment of nonqualified deferred compensation (within the meaning of Section 409A) that is otherwise required to be made under this Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid on the date that immediately follows the end of such six (6) month period. A termination of Service shall not be deemed to have occurred for purposes of any provision of the Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this Agreement relating to any such payments or benefits, references to a “termination,” “termination of Service” or like terms shall mean “separation from service.”

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Retention Award Agreement as of the date first written above.

SemGroup Corporation

By:
Name:
Title:

SemManagement L.L.C.

By:
Norman J. Szydlowski, Chief Executive Officer

Agreed and acknowledged as

of the date first above written:

Employee